Exhibit 10.42

EXECUTION VERSION

NOMINATING AND VOTING AGREEMENT

THIS NOMINATING AND VOTING AGREEMENT (this “Agreement”), is made and entered into as of November 30, 2017, by and among Blackstone Tactical Opportunities Fund II L.P. (“BTO”), Chinh E. Chu (“Chu”), William P. Foley, II (“Foley”) and CF Corporation (the “Company” and, collectively with BTO, Chu and Foley, the “Parties”). BTO, Chu and Foley are referred to herein as the “Nominating Parties.”

A.           Prior to the date hereof, (i) the Company, BTO, GSO Capital Partners LP and Fidelity National Financial, Inc. (“FNF”) entered into that certain Second Amended and Restated Investor Agreement, dated October 6, 2017, as amended (the “Investor Agreement”), (ii) the Company, FGL US Holdings Inc., FGL Merger Sub Inc. and Fidelity & Guaranty Life entered into that certain Agreement and Plan of Merger, dated May 24, 2017, as amended (the “Merger Agreement”) and (iii) FGL US Holdings Inc., the Company, HRG Group, Inc., Front Street Re (Delaware) Ltd., Front Street Re (Cayman) Ltd. and Front Street Re Ltd. entered into that certain Share Purchase Agreement, dated May 24, 2017 (the “Share Purchase Agreement”, and together with the Investor Agreement and the Merger Agreement, the “Transaction Agreements”).

B.           Following the consummation of the transactions contemplated by the Merger Agreement and the Share Purchase Agreement, each of the Nominating Parties will own ordinary shares of the Company (“Ordinary Shares”) and the Parties desire to enter into this Agreement with respect to the nomination of certain directors to the Board of Directors of the Company (the “Board”) and the voting by the Nominating Parties of their Ordinary Shares in favor of such nominees, on the terms and subject to the conditions set forth herein.

C.          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

The Parties agree as follows:

1.          Nominating Provisions.

1.1.

(a)          With respect to any general meeting of the shareholders of the Company (the “Shareholders”) at which the election of Class A directors, Class B directors or Class C directors is to be voted on (an “Election Meeting”), if Foley, Chu, their respective Affiliates and Affiliates of The Blackstone Group L.P. (“Blackstone”) continue to own, in the aggregate, directly or indirectly, at least twenty percent (20%) of the issued and outstanding Ordinary Shares, the Company shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, in the slate of nominees recommended to the Shareholders for election to the Board , an individual (each, a “Nominated Person”) selected by the Nominating Parties (which individual, for the avoidance of doubt, may be Chu, Foley or an Affiliate of Blackstone) in accordance with Section 1.2 below, provided that the Nominating Parties notify the Company in writing of such Nominated Person no later than ten (10) days after receiving notice of the date of the applicable Election Meeting provided to the Nominating Parties.

(b)          If Foley, Chu and Blackstone and their respective Affiliates continue to own, in the aggregate, directly or indirectly, at least twelve percent (12%) but less than twenty percent (20%) (the “Two Director Range”) of the issued and outstanding Ordinary Shares, the Company shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, in the slate of nominees recommended to the Shareholders for election to the Board, a Nominated Person for each of the two (2) classes of directors (the “Two Director Classes”) to be voted on at the two (2) Election Meetings immediately after such aggregate ownership of Ordinary Shares becomes within the Two Director Range and for each subsequent meeting at which one of the Two Director Classes is to be voted on by the Shareholders, provided that (i) such aggregate ownership remains within the Two Director Range at the time of each such nomination and (ii) the Nominating Parties notify the Company in writing of each such Nominated Person no later than ten (10) days after receiving notice of the date of the applicable Election Meeting provided to the Nominating Parties.

(c)          If Foley, Chu and Blackstone and their respective Affiliates continue to own, in the aggregate, directly or indirectly, at least five percent (5%) but less than twelve percent (12%) (the “One Director Range”) of the issued and outstanding Ordinary Shares, the Company shall use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, in the slate of nominees recommended to the Shareholders for election to the Board, a Nominated Person for the class of directors (the “One Director Class”) to be voted on at the Election Meeting immediately after such aggregate ownership of Ordinary Shares becomes within the One Director Range and for each subsequent meeting at which one of the One Director Class is to be voted on by the Shareholders, provided that (i) such aggregate ownership remains within the One Director Range at the time of each such nomination and (ii) the Nominating Parties notify the Company in writing of each such Nominated Person no later than ten (10) days after receiving notice of the date of the applicable Election Meeting provided to the Nominating Parties.

(d)          If any Nominating Party, together with any of such Party’s successors, heirs and permitted assigns who, in each case, has executed a joinder to this Agreement in substantially the form of Annex A hereto (a “Joinder”), ceases to own, directly or indirectly, or hold voting control over, an aggregate of at least 6,937,695 Ordinary Shares, then this Agreement and all rights and obligations hereunder shall immediately terminate with respect to such Party and such successors, heirs and permitted assigns and shall remain effective only with respect to the other Parties and such Parties’ successors, heirs and permitted assigns who, in each case, have executed Joinders. For purposes of this Section 1.1(d), (i) all Ordinary Shares owned by an Affiliate of Blackstone (other than BTO) will be treated as owned by BTO, at any time at which such Affiliate of Blackstone has executed a Joinder and remains a Party hereto (ii) all Ordinary Shares owned by any FNF Party (as defined below) will be treated as owned by Foley, at any time at which such FNF Party has executed a Joinder and remains a Party hereto.

1.2.          Each Nominated Person shall be selected by the affirmative vote of two of Chu, Foley and BTO, so long as each of Chu, Foley and BTO remains a Party to this Agreement. If no such individual receives the affirmative vote of two of Chu, Foley and BTO within ten (10) days after receiving notice of the date of the applicable Election Meeting provided to the Nominating Parties, the Nominating Parties shall lose their right to designate an individual to be included in the slate of nominees recommended to the Shareholders at the relevant Election Meeting.

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1.3.          If one of Chu, Foley and BTO is no longer a Party hereto, then the individual to be included in the slate of nominees recommended to the Shareholders for election to the Board at an Election Meeting shall be selected by the affirmative vote of both remaining Nominating Parties; provided, that if both remaining Nominated Parties do not agree on the individual to be included in the slate of nominees recommended to the Shareholders for election to the Board at an Election Meeting within ten (10) days after receiving notice of the date of the applicable Election Meeting provided to the remaining Nominating Parties, the remaining Nominating Parties shall lose their right to designate the individual to be included in the slate of nominees recommended to the Shareholders for election to the Board at the relevant Election Meeting. If two of Chu, Foley and BTO are no longer Parties to this Agreement, then the individual to be included in the slate of nominees recommended to the Shareholders for election to the Board at an Election Meeting shall be selected by the remaining Nominating Party; provided, that if Chu or Foley is the remaining Nominating Party, (i) he shall only have the right to make such selection if the size of the Board has been set at eleven (11) or more directors and (ii) notwithstanding how many Ordinary Shares he owns, he shall only be entitled to exercise such nomination right or the nomination right contemplated by Section 1.4 with respect to one director in one class of directors. If, at any time, Chu or Foley is the last remaining Nominating Party and holds at least five percent (5%) of the Ordinary Shares and the size of the Board is fewer than eleven (11) directors, the Company shall use its reasonable best efforts to cause the size of the Board to be set at eleven (11) directors as promptly as practicable.

1.4.          Any vacancy on the Board arising from the death, removal or resignation of a Nominated Person shall be filled with (i) an individual agreed on by two of Chu, Foley and BTO, so long as each of Chu, Foley and BTO remains a Party to this Agreement, (ii) an individual agreed on by both remaining Nominating Parties, if one of Chu, Foley and BTO is no longer a Party to this Agreement and (iii) an individual nominated by the remaining Nominating Party if only one of Chu, Foley and BTO remains a Party to this Agreement; provided, that Chu or Foley shall only be entitled to exercise the nomination right contemplated by this clause (iii) if Chu or Foley, as applicable, then has the right to nominate a director pursuant to the second sentence of Section 1.3 and no director who was nominated by Chu or Foley, as applicable, pursuant to such second sentence of Section 1.3 is then serving on the Board.

1.5.          Notwithstanding the provisions of this Section 1, the Nominating Parties shall not be entitled to designate a person as a nominee to the Board upon a written determination by the Nominating and Corporate Governance Committee of the Board (which determination shall set forth in writing reasonable grounds for such determination) that such person would not be qualified under any applicable Law to serve as a director of the Company; provided, that the relevant Nominating Party or Parties shall then be entitled to designate an alternative person as a nominee to the Board. Other than pursuant to the foregoing sentence, neither the Company nor any other Party shall have the right to object to any nominee selected pursuant to this Section 1.

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2.          Voting. Each Party shall vote, or cause to be voted, all Ordinary Shares owned by such Party, directly or indirectly, or over which such Party has voting control, for each person nominated or selected pursuant to Section 1.

3.          Blackstone Affiliates. It shall be a condition to any transfer of Ordinary Shares by BTO or any Affiliate of Blackstone with respect to any Ordinary Shares owned by such Affiliate of Blackstone which were initially owned by BTO to an Affiliate of Blackstone that such transferee become a Party to this Agreement, and execute a Joinder, and all Ordinary Shares held by BTO, such transferee and all other such transferees will be included in the calculations described in Section 1.1 In addition, if one or more Affiliates of Blackstone, other than BTO, becomes an owner of Ordinary Shares other than through the transfer of Ordinary Shares from BTO or another Affiliate of Blackstone, then such Blackstone Affiliate may elect to become a Party to this Agreement, in which case such Blackstone Affiliate shall execute a Joinder. At any time that BTO is not a Party to this Agreement and one or more Blackstone Affiliates, other than BTO, owns Ordinary Shares and is a Party to this Agreement, all references in this Agreement to “BTO” shall be deemed to be references to the Blackstone Affiliate that is a Party to this Agreement that owns more Ordinary Shares than any other Blackstone Affiliate that is a Party to this Agreement (if any) and such Blackstone Affiliate shall, for the avoidance of doubt, be a Nominating Party.

4.          Transfers to FNF or FNFV. Foley agrees that it shall be a condition to any transfer of Ordinary Shares by Foley or any entity controlled by Foley to FNF, Fidelity National Financial Ventures, or any of their respective Affiliates (together, the “FNF Parties”), that such transferee become a Party to this Agreement, and execute a Joinder, and all Ordinary Shares held by the FNF Parties will be included in the calculations described in Section 1.1.

5.          Term. Any of the Nominating Parties may elect to withdraw as a Party hereunder, on a day that is subsequent to the Company’s second annual meeting following the Closing Date (such effective date, the “Withdrawal Date”), by delivering written notice to the other Parties at least thirty (30) days prior to the Withdrawal Date. Upon any withdrawal from this Agreement by Foley, the FNF Parties shall be deemed to have also withdrawn from this Agreement. This Agreement shall continue in effect until all of the Nominating Parties have withdrawn pursuant to the foregoing sentence or been terminated as Parties pursuant to Section 1.1(d). To the extent a Nominating Party is no longer a Party to this Agreement and none of its Affiliates is a Party to this Agreement, the Ordinary Shares of such Nominating Party and its Affiliates shall not be included in the calculations described in Section 1.1.

6.          Miscellaneous.

6.1.          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and permitted assigns of the Parties. Any of the Nominating Parties may assign all of his or its rights and obligations hereunder to any of his or its Affiliates to whom such Nominating Party transfers all of the Ordinary Shares he or it holds at the time of such transfer. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

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6.2.         Enforceability. This Agreement may only be enforced by the Parties hereto, and nothing set forth in this Agreement shall be construed to confer upon or give to any other person, other than the Parties hereto and their respective successors, heirs and permitted assigns, any rights to enforce the undertakings set forth herein.

6.3.         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the Laws of another jurisdiction, except to the extent that Caymans Islands law would be mandatorily applicable to any matter contemplated hereby.

(b)          Each of the Parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any action arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such action shall be heard and determined in the Delaware Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)          EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (I) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 6.3(c). ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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6.4.          Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission in “portable document format”), and all such counterparts shall together constitute one and the same agreement.

6.5.          Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

6.6.          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature pages hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.

6.7.          Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (i) the holders of at least a majority of the Ordinary Shares held by BTO and Blackstone Affiliates with respect to Ordinary Shares owned by such Affiliate of Blackstone which were initially owned by BTO, (ii) the holders of at least a majority of the Ordinary Shares held by Chu and Chu’s Affiliates with respect to Ordinary Shares owned by such Affiliate of Chu which were initially owned by Chu and (iii) the holders of at least a majority of the Ordinary Shares held by Foley and Foley’s Affiliates with respect to Ordinary Shares owned by such Affiliate of Foley which were initially owned by Foley. Notwithstanding the foregoing:

(a)          this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Party without the written consent of such Party unless such amendment, termination or waiver applies to all Parties, as the case may be, in the same fashion; and

(b)          any provision hereof may be waived by the waiving Party on such Party’s own behalf, without the consent of any other Party.

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Any amendment, termination, or waiver effected in accordance with this Section 6.7 shall be binding on each Party and all of such Party’s successors and permitted assigns, whether or not any such Party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Section 6.7, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Parties and executed by the Parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

6.8.          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

6.9.          Severability. If any provision of this or the application of any such provision to any Party or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the application of such provision to any other Parties or circumstances.

6.10.         Manner of Voting. The voting of Ordinary Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable Law. For the avoidance of doubt, voting of the Ordinary Shares pursuant to this Agreement need not make explicit reference to the terms of this Agreement.

6.11.         Confidentiality. This Agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Parties hereto; provided, that no such written consent shall be required (a) for any disclosure of the existence or terms of this Agreement to the parties to the Transaction Agreements or their representatives or advisors with a need to know in connection with the transactions contemplated by the Transaction Agreements, (b) to the extent required by applicable Law, the applicable rules of the Securities and Exchange Commission or any national securities exchange or if required or requested in connection with any required filing or notice with any governmental authority relating to the transactions contemplated by the Transaction Agreements or (c) to enforce the rights and remedies under this Agreement.

6.12.         Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

[Remainder of Page Left Blank Intentionally; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Nominating and Voting Agreement as of the date first written above.

CF CORPORATION

By:	/s/ Douglas B. Newton
	Name:	Douglas B. Newton
	Title:	Chief Financial Officer

Address:

Sterling House
16 Wesley Street
Hamilton HM CX
Bermuda

With a copy to (which shall not constitute notice):

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attention: Joel L. Rubinstein, Esq.

[Signature Page to Nominating and Voting Agreement]

BLACKSTONE TACTICAL OPPORTUNITIES FUND II L.P.

By:	Blackstone Capital Partners Holdings Director L.L.C., its sole director

By:	/s/ Christopher J. James

Name:	Christopher J. James
Title:	Authorized Signatory

Address:

c/o The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154

With a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Nicholas F. Potter, Esq.

[Signature Page to Nominating and Voting Agreement]

By:	/s/ Chinh E. Chu
Chinh E. Chu

Address:

c/o CC Capital Management LLC
555 Madison Avenue, 26th Floor
New York, New York 10022

With a copy to (which shall not constitute notice):

Aequum Law, LLC
555 Madison Avenue, 5th Floor
New York, New York 10022
Attention: John J. Altorelli, Esq.

[Signature Page to Nominating and Voting Agreement]

By:	/s/ William P. Foley, II
William P. Foley, II

Address:

c/o Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204

With a copy to (which shall not constitute notice):

Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention: Michael L. Gravelle, Esq.

[Signature Page to Nominating and Voting Agreement]

Annex A

FORM OF JOINDER

Joinder Agreement

The undersigned hereby acknowledges, agrees and confirms, effective as of the date hereof, that by its execution of this Joinder Agreement, the undersigned shall become a party to that certain Nominating and Voting Agreement, dated as of November 30, 2017 (as it may be amended, supplemented or modified, the “Voting Agreement”), by and among Blackstone Tactical Opportunities Fund II L.P., Chinh E. Chu, William P. Foley, II and CF Corporation, and for all purposes of the Voting Agreement the undersigned shall, effective as of the date hereof, have all of the rights and obligations of a “Party” thereunder as if it had executed the Voting Agreement. The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Agreement applicable to the Parties and be included within the term “Party” (as defined in the Voting Agreement).

Date: ____________________	Party:

By:

Name:

Title:

Address:

Attention: